As filed with the Securities and Exchange Commission on July 7, 2004

Registration No. 333- _____

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Gray Television, Inc.

(Exact name of Registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	58-0285030 (I.R.S. Employer Identification No.)

4370 Peachtree Road, N.E. Atlanta, Georgia (Address of principal executive offices)	30319 (Zip Code)

Gray Television, Inc. Director Restricted Stock Plan
Gray Television, Inc. 2002 Long-Term Incentive Plan
Gray Television, Inc. Employee Stock Purchase Plan
Gray Television, Inc. Capital Accumulation Plan
(Full title of the plan)

James C. Ryan
Gray Television, Inc.
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319
(404) 504-9828
(Name, address and telephone number, including area code, of agent for service)
——————
Copies to:

Neal H. Ray, Esq.
Troutman Sanders LLP
600 Peachtree Street, Suite 5200
Atlanta, Georgia 30308
(404) 885-3268

CALCULATION OF REGISTRATION FEE

	Amount to be	Proposed maximum	Proposed
Title of each class of	registered	offering price per	maximum aggregate	Amount of
securities to be registered	(1)(2)	share (4)	offering price (4)	registration fee

Common Stock, no par value per share	5,701,370 shares (3)	$13.21	$75,315,098	$9,543

(1)	Pursuant to General Instruction E of Form S-8, this Registration Statement covers the registration of 5,701,370 shares of Gray Television, Inc. Common Stock in addition to shares previously registered under Registration Statements No. 333-106753; No. 333-106752; No. 333-106751; No. 33-84656 and No. 333-17773.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Gray Television, Inc. Director Restricted Stock Plan, the Gray Television, Inc. 2002 Long-Term Incentive Plan, the Gray Television, Inc. Employee Stock Purchase Plan and the Gray Television, Inc. Capital Accumulation Plan.

(3)	Represents (i) 900,000 shares available for future grants under the Gray Television, Inc. Director Restricted Stock Plan, (ii) 3,401,370 shares available for future grants under the Gray Television, Inc. 2002 Long-Term Incentive Plan, (iii) 400,000 shares available for future grants under the Gray Television, Inc. Employee Stock Purchase Plan and (iv) 1,000,000 shares available for future grants under the Gray Television, Inc. Capital Accumulation Plan.

(4)	Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices of $13.32 and $13.10 per share for the Common Stock as reported on the New York Stock Exchange on July 2, 2004.

Part II — Information Required in the Registration Statement
SIGNATURES
INDEX TO EXHIBITS
EX-5.1 OPINION OF TROUTMAN SANDERS LLP
EX-23.1 CONSENT OF PRICEWATERHOUSECOOPERS LLP

Part II — Information Required in the Registration Statement

     Gray Television, Inc. (the “Company”) filed with the Securities and Exchange Commission the following Registration Statements on Form S-8 relating to shares of the Company’s common stock, (the “Common Stock”), to be offered and sold under the Gray Television, Inc. Director Restricted Stock Plan, the Gray Television, Inc. 2002 Long-Term Incentive Plan, the Gray Television, Inc. Employee Stock Purchase Plan and the Gray Television, Inc. Capital Accumulation Plan (together, the “Plans”), and the contents of such prior Registration Statements are incorporated by reference in this Registration Statement: (1) Registration Statement on Form S-8 filed July 2, 2003 (File No. 333-106753); (2) Registration Statement on Form S-8 filed July 2, 2003 (File No. 333-106752); (3) Registration Statement on Form S-8 filed July 2, 2003 (File No. 333-106751); (4) Registration Statement on Form S-8 filed October 3, 1994 (File No. 33-84656); and (5) Registration Statement on Form S-8 filed December 12, 1996 (File No. 333-17773). The Registrant is hereby registering an additional 900,000 shares available for future grants under the Gray Television, Inc. Director Restricted Stock Plan, 3,401,370 shares available for future grants under the Gray Television, Inc. 2002 Long-Term Incentive Plan, 400,000 shares available for future grants under the Gray Television, Inc. Employee Stock Purchase Plan and 1,000,000 shares available for future grants under the Gray Television, Inc. Capital Accumulation Plan (together, the “Plan Registration Statements”). Pursuant to and as permitted by General Instruction E to Form S-8, the contents of the Plan Registration Statements are hereby incorporated by reference herein, and the opinions and consents listed in Item 8 below are attached hereto.

Item 8.  Exhibits.

Exhibit No.	Description
5.1	Opinion of Troutman Sanders LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Troutman Sanders LLP (contained in its Opinion filed as Exhibit 5.1)
24.1	Powers of Attorney (contained on the signature page)

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 2nd day of July, 2004.

GRAY TELEVISION, INC.

By:
/s/ J. Mack Robinson J. Mack Robinson Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert S. Prather, Jr. and James C. Ryan, and each of them (with full power in each to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the dates indicated.

Signature	Title	Date

/s/ J. Mack Robinson J. Mack Robinson	Chief Executive Officer and Director (principal executive officer)	July 2, 2004

/s/ Robert S. Prather, Jr. Robert S. Prather, Jr.	President, Chief Operating Officer, Director	July 2, 2004

/s/ James C. Ryan James C. Ryan	Senior Vice President and Chief Financial Officer (principal financial officer)	July 2, 2004

/s/ Jackson S. Cowart, IV Jackson S. Cowart, IV	Chief Accounting Officer (principal accounting officer)	July 2, 2004

/s/ Richard L. Boger Richard L. Boger	Director	July 2, 2004

/s/ Ray M. Deaver Ray M. Deaver	Director	July 2, 2004

/s/ T. L. Elder T. L. Elder	Director	July 2, 2004

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Signature	Title	Date
/s/ Hilton H. Howell, Jr. Hilton H. Howell, Jr.	Director, Vice Chairman	July 2, 2004

/s/ William E. Mayher, III William E. Mayher, III	Chairman of the Board of Directors	July 2, 2004

/s/ Howell W. Newton Howell W. Newton	Director	July 2, 2004

/s/ Hugh Norton Hugh Norton	Director	July 2, 2004

/s/ Harriett J. Robinson Harriett J. Robinson	Director	July 2, 2004

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INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of Troutman Sanders LLP

23.1	Consent of PricewaterhouseCoopers LLP

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